UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    April 11, 2003

SIRNA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27914	34-1697351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

2950 Wilderness Place, Boulder, Colorado		80301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code:    303-449-6500

Ribozyme Pharmaceuticals, Inc.

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

On April 21, 2003, we completed the previously announced private placement of an aggregate of 24,242,425 shares (post-split) of our common stock and warrants to purchase an aggregate of 5,015,152 shares (post-split) of our common stock for gross proceeds of $48,000,000. Prior to the closing, we completed a one-for-six reverse stock split of our outstanding capital stock. The share numbers and purchase prices reflected throughout this Form 8-K reflect the one-for-six reverse stock split. We sold the common stock at $1.98 per share, and we will sell the common stock issuable upon exercise of the warrants at $2.52 per share, subject to possible anti-dilution adjustments. The following chart sets forth information concerning the purchasers.

The purchasers have the right to designate a total of four directors of our Company. The Sprout Group has the right to nominate a total of two of seven members of the new board of directors. Each of Venrock Associates and Oxford Bioscience Partners I.V. has the right to nominate one of seven members of the board of directors.

The new Board of Directors consists of the following individuals: Mr. Howard W. Robin, Dr. Douglas Fambrough, Dr. James Niedel, Dr. Bryan Roberts and Mr. Jeremy Curnock Cook, with two vacancies (one Sprout designee and one independent director). Dr. James Niedel will serve as Chairman of the Board. Most of the Board members serve on one or more of the committees of the Board. The committees include the Compensation Committee, the Audit Committee and the Disclosure Committee (a subcommittee of the Audit Committee), and the Nominating and Corporate Governance Committee. The intial composition of the Compensation Committee is Dr. Bryan Roberts, Dr. James Niedel and an independent director. The Audit Committee consists of Dr. Bryan Roberts, Dr. Douglas Fambrough and Mr. Jeremy Curnock Cook. The Disclosure Committee consists of Mr. Marvin Tancer, Dr. Bharat Chowrira and Dr. Nassim Usman. Finally, the Nominating and Corporate Governance Committee, initially, is comprised of Dr. Douglas Fambrough, Dr. James Niedel and an independent director. Mr. Howard W. Robin and Mr. Jeremy Curnock Cook will comprise director Class I and will stand for election in May 2003; Dr. Douglas Fambrough, Dr. Bryan Roberts, and an additional designee of the Sprout Group will comprise director Class II and will stand for election in May 2004; and Dr. James Niedel and an independent director to be named in the future will comprise director Class III and stand for election in May 2005.

Through their ownership of our common stock and their rights to designate directors, the purchasers will be able to control our Company if they choose to do so, though the purchasers have stated that they have no plan or arrangement to vote their shares, or cause their designees to our board to vote, together except pursuant to a voting agreement for the limited purposes of electing the purchasers’ directors and for appointing the purchasers’ representatives to the compensation and nominating committees. See the Schedules 13D filed by certain of the purchasers.

We also agreed pursuant to the Common Stock and Warrant Purchase Agreement, dated as of February 11, 2003, that after the closing, we would not, without the approval of a majority of the total number of directors then in office:

(1) authorize, offer, sell or issue any equity or debt securities;

(2) incur indebtedness for borrowed money or guarantee or act as a surety for any debt which individually or in the aggregate is in excess of $500,000;

(3) grant a security interest in any of our assets, which individually or in the aggregate have a value in excess of $500,000;

(4) sell, lease, sublease, license or otherwise transfer any of the rights, title and interest in any of its material intellectual property;

(5) purchase, license or otherwise acquire any of the rights, title or interest in any material intellectual property of any third party relating to pharmaceuticals or biologics;

(6) approve any annual business plan or budget or any material revisions thereto; or

(7) hire or terminate any executive officer, including the Chief Executive Officer and Chief Financial Officer.

(a) Security Ownership of Certain Beneficial Owners.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Common Stock)	Warrants to Purchase the Following Number of Shares	Percent of Class
Common Stock	The Sprout Group 11 Madison Avenue, 26th Floor New York, NY 10010	11,531,987	2,385,679	45.7%
Common Stock	Venrock Associates 30 Rockefeller Plaza, Suite 5508 New York, NY 10112	5,218,855	1,079,651	21.6%
Common Stock	Oxford Bioscience Partners IV L.P. Oxford Bioscience Partners 222 Berkeley Street, Suite 1650 Boston, MA 02116	3,956,229	818,445	16.5%
Common Stock	TVM V Life Science Ventures GmbH & Co. KG Techno Venture Management 101 Arch Street Suite 1950 Boston, MA 02110	2,525,253	522,412	10.7%
Common Stock	Granite Ventures 2494 Sand Hill Road Suite 201 Menlo Park, CA 94025	1,010,101	208,965	4.3%

		24,242,425	5,015,152	88.5%

Item 5. Other Events.

On April 11, 2003, we issued a press release announcing the termination of the Medizyme joint venture. A copy of the press release is attached as an exhibit hereto.

On April 16, 2003, we issued a press release announcing the results of the stockholder vote at the April 16, 2003 special meeting of stockholders. A copy of the press release is attached as an exhibit hereto.

On April 16, 2003, we issued a press release announcing our new name and ticker symbol. A copy of the press release is attached as an exhibit hereto.

On April 23, 2003, we issued a press release with respect to the closing of the private placement described in Item 1. A copy of the press release is attached as an exhibit hereto.

In connection with the private placement, we amended our certificate of incorporation and by-laws (Exhibits 3.1 and 3.2, respectively); entered into employment agreements with certain of our executive officers; entered into indemnification agreements with each of our directors; and entered into non-competition and non-solicitation agreements with certain of our employees.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

None.

(b) Pro Forma Financial Statements

None.

(c) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated By-Laws of the Company

10.1	Employment Agreement dated as of February 11, 2003 between the Company and Howard Robin

10.2	Employment Agreement dated as of February 11, 2003 between the Company and Marvin Tancer

10.3	Employment Agreement dated as of February 11, 2003 between the Company and Nassim Usman

10.4	Indemnification Agreement dated as of April 18, 2003 between the Company and Howard Robin

10.5	Indemnification Agreement dated as of April 18, 2003 between the Company and Jeremy Curnock Cook

10.6	Indemnification Agreement dated as of April 18, 2003 between the Company and Douglas Fambrough and Alan G. Walton

10.7	Indemnification Agreement dated as of April 18, 2003 between the Company and James Niedel

10.8	Indemnification Agreement dated as of April 18, 2003 between the Company and Bryan Roberts

10.9	Non-Competition and Non-Solicitation Agreement dated as of February 11, 2003 between the Company and Howard Robin

10.10	Non-Competition and Non-Solicitation Agreement dated as of February 11, 2003 between the Company and Marvin Tancer

10.11	Non-Competition and Non-Solicitation Agreement dated as of February 11, 2003 between the Company and Nassim Usman

10.12	Non-Competition and Non-Solicitation Agreement dated as of February 11, 2003 between the Company and Barry Polisky

10.13	Non-Competition and Non-Solicitation Agreement dated as of February 11, 2003 between the Company and Bharat Chowrira

99.1	Press Release dated April 11, 2003 by the Company announcing the termination of the Medizyme joint venture

99.2	Press Release dated April 16, 2003 by the Company announcing the results of the stockholder vote

99.3	Press Release dated April 16, 2003 by the Company announcing its new name and ticker symbol

99.4	Press Release dated April 23, 2003 by the Company announcing the closing of the sale of the Shares and Warrants to the Investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRNA THERAPEUTICS, INC.

By:	/s/ HOWARD W. ROBIN
Name:	Howard W. Robin
Title:	President and Chief Executive Officer

Dated: April 23, 2003